press release
For further information contact:
John N. Hatsopoulos
P: 781-622-1120
E: jhatsopoulos@tecogen.com
Tecogen Inc. Prices Best Efforts Public Offering

WALTHAM, Mass., May 15, 2014: Tecogen Inc. today announced that it has priced a public offering of up to 2,000,000 shares of its common stock at $4.75 per share. Scarsdale Equities LLC is acting as the placement agent for the offering on a best efforts basis. All of the shares are being offered by Tecogen.
A closing of up to 2,000,000 shares is expected to occur on or about Monday, May 19, 2014, subject to customary closing conditions. The net proceeds of the offering will be used for working capital and general corporate purposes, including expanding Tecogen’s turnkey business, constructing a dedicated manufacturing facility for Tecogen’s majority owned subsidiary Ilios, Inc., expanding Tecogen’s low emissions technology to other markets and continuing product development.
Tecogen’s common stock has been approved for listing on the NASDAQ Capital Market under the symbol “TGEN” upon official notice of issuance and adequate distribution. Tecogen expects that trading of its common stock on the NASDAQ Capital Market will commence as soon as practicable after the closing.
The shares described above are being offered by Tecogen pursuant to a registration statement previously filed with and declared effective by the Securities and Exchange Commission. A prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at: http://www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the preliminary prospectus and, when available, the final prospectus relating to this offering may be obtained from Scarsdale Equities LLC, 10 Rockefeller Plaza, Suite 720, New York, NY 10020, (212) 433-1375 or e-mail: fmlynarczyk@scarsdale-equities.com, or by accessing the SEC’s website, www.sec.gov.
About Tecogen
Tecogen manufactures, installs and maintains high efficiency, Ultra-clean Combined Heat and Power products including natural gas engine-driven cogeneration, air conditioning systems, and high-efficiency water heaters for industrial and commercial use. Tecogen has shipped more than 2,000 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com.
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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company’s website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Tecogen Media Contact Information:                 Tecogen Investor Contact Information:
Melinda M. Furse                         John N. Hatsopoulos
Tecogen Inc.                             Tecogen Inc.
P: 781-466-6444                         P: 781-622-1120
E: melinda.furse@tecogen.com                    E: jhatsopoulos@tecogen.com

Tecogen Inc.45 First Avenue, Waltham, MA 02451 • ph: 781-466-6400 • fax: 781-466-6466 • www.tecogen.com